SUB-ITEM 77Q1(a)(1)

The Amended and Restated By-Laws for the MFS Government Markets Income Trust dated January 1, 2002, as revised January 15, 2004, are contained in
Post-Effective Amendment No. 21 to the Registration Statement for MFS Series Trust XI (File Nos. 33-68310 and 811-7992), as filed with the Securities and Exchange Commission via EDGAR, under Rule 485 under the Securities At of 1933 on January 28, 2004. Such document is incorporated herein by reference.